EXHIBIT 4.1

                     [SPECIMEN CERTIFICATE OF COMMON STOCK]

     NUMBER                                                        SHARES
 [CERTIFICATE  #]                                           [NUMBER  OF  SHARES]

              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

                                    BHC, INC.

                    TOTAL AUTHORIZED ISSUE 105,000,000 SHARES

     100,000,000 Shares                                      5,000,000 Shares
   Par Value $0.001 Each                                  Par Value $0.0001 Each
       Common  Stock                                         Preferred  Stock

                                                                 See Reverse for
                                                             Certain Definitions

                                   [SPECIMEN]

THIS  IS  TO  CERTIFY  THAT ___________________________       IS  THE  OWNER  OF


--------------------------------------------------------------------------------
             FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF
                                    BHC, INC.

transferable on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.
WITNESS, the seal of the Corporation and the signatures of its duly authorized officers.

DATED
       -------------------

                                [CORPORATE SEAL]


-----------------------------                             ----------------------
                    SECRETARY                                          PRESIDENT





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